Exhibit 99.1

Pacific Mercantile Bancorp Appoints
Romir Bosu and Denis P. Kalscheur to Board of Directors
Costa Mesa, CA.-February 20, 2015 - Pacific Mercantile Bancorp (NASDAQ: PMBC), the holding company of Pacific Mercantile Bank (“the Bank”), today announced that Romir Bosu and Denis P. Kalscheur have been appointed to the board of directors of both Pacific Mercantile Bancorp and Pacific Mercantile Bank. The addition of the two new members expands the board to 12 directors.
“We are very pleased to welcome Romir and Denis to our board of directors,” said Edward J. Carpenter, Chairman of the Board of Directors of Pacific Mercantile Bancorp. “Romir is a pioneer in the financial technology industry and is a recognized authority on technology and regulatory compliance for community banks. Denis is a highly accomplished executive with a diverse background leading companies in the airline, insurance, engineering, advertising and consumer packaged goods industries. Collectively, Romir and Denis bring a wealth of experience that deepens the skill set and expertise of our board of directors.”
Romir Bosu is the founder of Compushare, a financial technology management company focused on serving community-based financial institutions. After amassing a customer base of more than 1,000 financial institutions across the United States, Compushare was acquired by D+H, a financial technology company based in Canada. Mr. Bosu then served on the U.S. Advisory Board for D+H. In 2014, Mr. Bosu formed Nadavon Capital Partners, a firm focused on making strategic investments in the financial technology sector. In December, 2014, Nadavon acquired Accume Partners, a leading provider of internal audit, regulatory compliance, technology and risk management services focused on banking and financial industries, where he serves as Chairman of the Board. Mr. Bosu has served on the board of the Association for Financial Technology and often speaks to groups of community financial institution executives on the topics of technology and regulatory compliance. Mr. Bosu also previously served on the board of Caneum, Inc., a global provider of business process and information technology outsourcing services.

Denis P. Kalscheur is Chief Executive Officer of Aviation Capital Group (“ACG”), a commercial jet aircraft leasing firm that is a wholly owned subsidiary of Pacific Life Insurance Company (“Pacific Life”). Prior to joining ACG, Mr. Kalscheur was SVP and Treasurer of Pacific Life, where he was responsible for the company’s corporate finance, institutional investment products business, treasury and investment operations, risk management for non-life businesses, financial planning and other strategic initiatives. Mr. Kalscheur’s experience in the banking industry includes serving as the Chairman of College Savings Bank and serving as a member of the Risk Advisory Board for the Federal Home Loan Bank of Topeka. During his professional career, Mr. Kalscheur has also served in the following positions: President and CEO of Elsinore Aerospace, a global aviation engineering and certification, maintenance, modification and quality management company; Chief Financial Officer of AirCal, a U.S. passenger airline; Vice President and Treasurer of Fluor Corporation, a global engineering and construction firm; Executive Vice President of Admarketing, a national advertising agency, and President of Admarketing’s consumer packaged goods affiliate, Superior Brands; and Senior Vice President Business Development for Answer Financial, a pioneer in online insurance distribution.
About Pacific Mercantile Bancorp
Pacific Mercantile Bancorp is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is FDIC insured and a member of the Federal Reserve System, provides a wide range

Pacific Mercantile Bancorp

of commercial banking services to businesses, business owners and business professionals through its combination of traditional banking financial centers and comprehensive, sophisticated electronic banking services.
The Bank, headquartered in Orange County, operates a total of nine banking offices in Southern California, located in Orange, Los Angeles, San Diego, and San Bernardino counties. In addition, the Bank offers comprehensive online banking services accessible at www.pmbank.com. Pacific Mercantile Bancorp (NASDAQ: PMBC) is the parent holding company of Pacific Mercantile Bank.
Forward-Looking Information
This news release contains statements regarding our expectations, beliefs and views about our plans to continue to build our loan portfolio and supporting systems and processes.  These statements, which constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." These forward-looking statements are subject to numerous risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These risks and uncertainties include, but are not limited to, the following: the impact of interest rates and other external economic factors and competition among financial services providers. We undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" in our most recent Form 10-K and 10-Q reports and to our most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.
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Contact:
Robert Sjogren
EVP & Chief Operating Officer
714-438-2500